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                                                                    EXHIBIT 23.8



                                   CONSENT OF



                     MERRILL LYNCH, PIERCE, FENNER & SMITH


                                  INCORPORATED



     We hereby consent to the use of our opinion letter dated June 3, 1997 to the Board of Directors of ADT Limited included as Annex III to the Joint Proxy Statement/Prospectus that forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Tyco International Ltd. with and into Apache Limited, Inc., a wholly-owned subsidiary of ADT Limited, and to the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons the consent of whom is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                          MERRILL LYNCH, PIERCE,


                                          FENNER & SMITH INCORPORATED



                                          By:

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June 3, 1997